Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-3 of our report dated February 21, 2019, relating to the consolidated financial statements of Eagle Bancorp Montana, Inc. and Subsidiaries, as of and for the year ended December 31, 2018, appearing in the Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission and to the reference to our firm under the heading “Experts” in the prospectus.

Abilene, Texas

July 30, 2020

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400 Pine St., Ste. 600  |  Abilene, TX 79601-5190  |  T 325.672.4000  |  TF 800.588.2525  |  F 325.672.7049  |  EOE